EXHIBIT 4.1

Execution Version

ST. MARY LAND & EXPLORATION COMPANY

(a Delaware corporation) as Issuer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of April 4, 2007

3.50% Senior Convertible Notes Due 2027

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TABLE OF CONTENTS

Page

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions		1
Section	1.02. Other Definitions	7
Section	1.03. Trust Indenture Act Provisions	8
Section	1.04. Rules Of Construction	8

ARTICLE 2
THE                SECURITIES

SECTION	2.13. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS 16
Section	2.14. CUSIP Numbers	18
Section	2.15. Calculations	19
Section	2.16. Payment of Interest; Interest Rights Preserved	19
Section	2.17. Computation of Interest	20

ARTICLE 3
REDEMPTION AND PURCHASE

Section	3.01. Election To Redeem; Notice to Trustee	20
Section	3.02. Selection of Securities to be Redeemed	20
Section	3.03. Notice of Redemption	21
Section	3.04. Effect of Notice of Redemption	22
Section	3.05. Deposit of Redemption Price	22
Section	3.06. Securities Redeemed in Part	22
Section	3.07. Conversion Arrangement on Call for Redemption	22
SECTION	3.08. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE 23
Section	3.09. Effect of Fundamental Change Purchase Notice	25
Section	3.10. Deposit of Fundamental Change Purchase Price	26
Section	3.11. Repayment to the Company	26
SECTION	3.12. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON SPECIFIED DATES 26
Section	3.13. Securities Purchased In Part	30

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SECTION

3.14. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES                                                                       30
Section	3.15. Purchase of Securities In Open Market	30

ARTICLE 4
CONVERSION

SECTION	4.10. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE 42
Section	4.11. Trustee's Disclaimer	44
Section	4.12. Voluntary Increase	44
Section	4.13. Settlement Upon Conversion	44

ARTICLE 5
COVENANTS

ARTICLE 6
CONSOLIDATION; MERGER; SALE OF ASSETS

SECTION

6.01. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS                                                                                       49
Section	6.02. Successor Substituted	50

ARTICLE 7
DEFAULT AND REMEDIES

Section	7.01. Events of Default	50
Section	7.02. Acceleration	51
SECTION	7.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE 52
Section	7.04. Trustee May File Proofs of Claim	53
SECTION	7.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES 54
Section	7.06. Application of Money Collected.	54
Section	7.07. Limitation on Suits	54

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SECTION

7.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST                                                               55
Section	7.09. Restoration of Rights and Remedies	55
Section	7.10. Rights and Remedies Cumulative	55
Section	7.11. Delay or Omission Not Waiver	55
Section	7.12. Control by Holders	55
Section	7.13. Remedies Subject to Applicable Law	56
Section	7.14. Undertaking for Costs	56

ARTICLE 8
TRUSTEE

Section	8.01. Duties of Trustee	56
Section	8.02. Notice of Default	57
Section	8.03. Certain Rights of Trustee	58
SECTION	8.04. TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF 59
SECTION

8.05. TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS; ETC                                                                       59
Section	8.06. Money Held in Trust	59
SECTION	8.07. COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM 59
Section	8.08. Conflicting Interests	60
Section	8.09. Trustee Eligibility	60
SECTION	8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE 60
Section	8.11. Acceptance of Appointment by Successor	61
SECTION	8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS 62
Section	8.13. Preferential Collection of Claims Against Company	62
Section	8.14. Reports By Trustee	62

ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE

Section	9.01. Satisfaction and Discharge of Indenture	63
Section	9.02. Application of Trust Money	64
Section	9.03. Reinstatement	64

ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section	10.01. Without Consent of Holders.	65
Section	10.02. With Consent of Holders	65
SECTION	10.03. EXECUTION OF SUPPLEMENTAL INDENTURES AND AGREEMENTS 66
Section	10.04. Effect of Supplemental Indentures	66
Section	10.05. Conformity with Trust Indenture Act	67
Section	10.06. Reference in Securities to Supplemental Indentures	67
Section	10.07. Notice of Supplemental Indentures	67

ARTICLE 11
MISCELLANEOUS

Section	11.01. Conflict with Trust Indenture Act	67
Section	11.02. Notices	67

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Section	11.03. Disclosure of Names and Addresses of Holders	68
Section	11.04. Compliance Certificates and Opinions	69
Section	11.05. Acts of Holders	69
Section	11.06. Benefits of Indenture	70
Section	11.07. Legal Holidays	70
Section	11.08. Governing Law	71
Section	11.09. No Adverse Interpretation of Other Agreements	71
SECTION	11.10. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS 71
Section	11.11. Successors and Assigns	71
Section	11.12. Multiple Counterparts	71
Section	11.13. Separability Clause	71
Section	11.14. Independence of Covenants	71
Section	11.15. Schedules and Exhibits	71
Section	11.16. Effect of Headings and Table of Contents	71

EXHIBIT A Form of Security	A-1
EXHIBIT B Projected Payment Schedule	B-1

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THIS INDENTURE dated as of April 4, 2007 is among St. Mary Land & Exploration Company, a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 3.50% Senior Convertible Notes Due 2027.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

“Business Day” means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of indebtedness), the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for with respect to Global Securities by the footnotes thereof.

“Change in Control” means the occurrence of any of the following events:

(i)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the Company or any of its Subsidiaries, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of the Company’s Voting Stock;

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(ii)          the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a direct or indirect wholly owned Subsidiary of the Company), other than:

(A)          any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of the continuing or surviving Person immediately after the transaction; or

(B)          any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(iii)         during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company’s Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders, was approved by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Company’s Board of Directors then in office; or

(iv)	the Company approves a plan of liquidation or dissolution.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. For purposes of this definition, the term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, it will not constitute a Change in Control if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock and any associated rights traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible into such consideration.

“Closing Price” means, with respect to the Common Stock on any Trading Day, the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange, or, if the Company’s Common Stock is not listed on the New York Stock Exchange, as reported by the principal national securities exchange on which the Company’s Common Stock is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).

“Common Stock” means the Company’s voting common stock, par value $0.01, or any successor common stock thereto.

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“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

“Conversion Rate” shall initially be 18.3757, as adjusted from time to time pursuant to the provisions of this Indenture.

“Conversion Reference Period” means:

(i)            for Securities that are converted after the Company has specified a Redemption Date, the 10 consecutive Trading Days beginning on the third Trading Day following the Redemption Date (in the case of Securities being converted which were previously called for redemption, including a partial redemption, this will only apply to those Securities that are subject to redemption);

(ii)          for Securities that are converted during the period beginning on the 10th Trading Day prior to the Final Maturity Date of the Securities, the 10 consecutive Trading Days beginning on the third Trading Day following the Final Maturity Date; and

(iii)         in all other instances, the 10 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Value” means the average of the Daily Conversion Values for each of the 10 consecutive Trading Days of the Conversion Reference Period.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at Wells Fargo Bank, National Association Corporate Trust Department, 1740 Broadway, C7300-107, Denver, Colorado 80274, Attention: Gretchen L. Middents, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Daily Conversion Value” means, with respect to any Trading Day an amount equal to the product of (i) the applicable Conversion Rate and (ii) the Volume Weighted Average Price of the Common Stock on such Trading Day.

“Daily Share Amount” means for each Trading Day during the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) equal to (i) the amount of (a) the Volume Weighted Average Price on such Trading Day multiplied by the applicable Conversion Rate less (b) $1,000; divided by (ii) the Volume Weighted Average Price on such Trading Day multiplied by 10.

“Default” means any event that is or, after notice or passage of time or both would be, an Event of Default.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means April 1, 2027.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise on the date hereof.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, L.L.C. and the other initial purchasers named therein.

“Interest Payment Date” means April 1 and October 1 of each year, commencing October 1, 2007.

“Issue Date” means the date of this Indenture.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the

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Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Officer’s Certificate” means a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller, any Vice President, the Treasurer, an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, and in form and substance reasonably satisfactory to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Trustee and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.01.

“Redemption Price” means with respect to any Securities redeemed on a Redemption Date, 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, including any Contingent Interest, to, but excluding, the Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 4, 2007, among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, the March 15 or September 15, as the case may be, immediately preceding such Interest Payment Date.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the 3.50% Senior Convertible Notes due 2027, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

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“Special Interest” has the meaning set forth in Section 7.02.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Price” means the price paid, or deemed paid, per share of the Company’s Common Stock in connection with a Change in Control as determined pursuant to Section 4.01(j) hereof.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs of such Person.

“Termination of Trading” means any date on which the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which (i) there is no Market Disruption Event, and (ii) the New York Stock Exchange is open for trading or, if the Common Stock is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Securities on any date of determination means, solely for the purposes of Article 4, the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate.

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“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” per share of the Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page SM.N <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such price is unavailable, the market value of one share of the Common Stock on such Trading Day determined by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Voting Stock” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02. Other Definitions.

Term	Defined in Section

“Act”	11.05
“Agent Members”	2.01
“Business Combination”	4.10
“Cash Percentage”	4.13
“Company Put Right Notice”	3.12
“Contingent Interest”	Exhibit A
“Conversion Agent”	2.03
“Conversion Date”	4.02
“Current Market Price”	4.06
“DTC”	2.01
“Defaulted Interest”	2.16
“Depositary”	2.01
“Determination Date”	4.06
“Distributed Securities”	4.06
“Distribution Notice”	4.06
“Dividend Threshold Amount”	4.06
“Event of Default”	7.01
“ex-dividend date”	4.06
“Expiration Date”	4.06
“Expiration Time”	4.06
“Fundamental Change Conversion Notice”	4.01
“Fundamental Change Purchase Date”	3.08
“Fundamental Change Purchase Notice”	3.08
“Initial Period”	11.03

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“Issuer Fundamental Change Notice”	3.08
“Legend”	2.13
“Non-Payment Default”	11.03
“Notice of Default”	7.01
“Outstanding”	2.09
“Paying Agent”	2.03
“Payment Default”	11.03
“Primary Registrar”	2.03
“Purchase Agreement	2.01
“Purchased Shares”	4.06
“purchases”	4.06
“Put Right Purchase Date”	3.12
“Put Right Purchase Notice”	3.12
“Put Right Purchase Price”	3.12
“record date”	4.06
“QIB”	2.01
“Registrar”	2.03
“Remaining Shares”	4.13
“Required Filing Date”	5.06
“Rights”	4.07
“Rights Plan”	4.06
“Special Payment Date”	2.16
“Spinoff Securities”	4.06
“Spinoff Valuation Period”	4.06
“Surviving Entity”	6.01
“tender offer”	4.06
“tendered shares”	4.06
“Triggering Distribution”	4.06

Section 1.03. Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning:

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules Of Construction.

(a)           For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

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(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           words in the singular include the plural, and words in the plural include the singular;

(4)           the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(5)	the masculine gender includes the feminine and the neuter;

(6)           the terms “include”, “including” and similar terms should be construed as if followed by the phrase “without limitation”

(7)           references to agreements and other instruments include subsequent amendments thereto; and

(8)           all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated March 29, 2007 (the “Purchase Agreement”) among the Company and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a)           Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on

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the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)          Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)           Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

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Section 2.02. Execution and Authentication.

(a)           The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $250,000,000 (or up to $287,500,000 if the Initial Purchasers exercise their option to purchase additional Securities pursuant to the Purchase Agreement), except as provided in Sections 2.07 and 2.08.

(b)           The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, or one of its Vice Presidents. The signatures of any of these officers on the Securities may be manual or facsimile.

(c)           Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(d)           No Security endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(e)	Each Security shall be dated the date of its authentication.

(f)           The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $287,500,000 upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(g)           The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(h)           The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

(i)            In case the Company, pursuant to Article 6, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 6, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such

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exchange and of like principal amount; and the Trustee, upon the request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

(a)           The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b)           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).

(c)           The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

Section 2.04. Paying Agent To Hold Money In Trust.

Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

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Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 2.05. Conversion Agent To Hold Money In Trust.

The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock or other consideration held by the Conversion Agent for the delivery when due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock or other consideration held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares or other consideration held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06. Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.

Section 2.07. Transfer and Exchange.

(a)           Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the

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Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 2.13(a), 3.06, 4.02(e) or 10.06.

(b)           Neither the Company, any Registrar nor the Trustee shall be required (i) to issue, register the transfer of, or exchange Securities for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Securities selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

(c)           All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08. Replacement Securities.

(a)           If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)           If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.

(c)           Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.

(d)           Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the

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Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)           The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities.

(a)           Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.

(b)           If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c)           If a Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds in respect of the Outstanding Securities on a Redemption Date, a Fundamental Change Purchase Date, a Put Right Purchase Date or the Final Maturity Date money (or shares of Common Stock, if permitted under Section 3.12) sufficient to pay the principal of and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date, a Put Right Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding and interest on them shall cease to accrue.

(d)           Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for definitive Securities in accordance with Sections 2.07 and 2.13 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

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Section 2.12. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Redemption Date or the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

Section 2.13. Legend; Additional Transfer and Exchange Requirements.

(a)           If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the restrictive legends set forth in the third, fourth and fifth paragraphs on the forms of the face of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company or the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security of like tenor and aggregate principal amount that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b)           A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(c)           Subject to Section 2.13(b), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to

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compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d)           The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision or two years from the date of original issuance of such Securities). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company or the Registrar, as the case may be, and addressed to the Company or the Registrar, as the case may be, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee or the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

As used in Sections 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e)	The provisions below shall apply only to Global Securities:

(1)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)           Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency”, (B) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing with respect to the Securities and the Registrar has received a request from the Depositary. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclauses (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

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(3)           Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)           Subject to clause (6) of this Section 2.13(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)           In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6)           Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(7)           At such time as all interests in a Global Security have been redeemed, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is redeemed, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

Section 2.14. CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of

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such numbers either as printed on the Securities or as contained in any notice of redemption, notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15. Calculations.

The calculation of the Redemption Price, Fundamental Change Purchase Price, Conversion Rate, Conversion Price and each other calculation to be made hereunder shall be the obligation of the Company, except for such calculations required by clause (1) of Section 4.01(a), which will be determined by the Conversion Agent, on behalf of the Company. All calculations made by the Company as contemplated pursuant to this Section 2.15 or otherwise pursuant to the Securities shall be made in good faith and shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations made by the Company, and the Trustee is entitled to conclusively rely upon the accuracy of the Company’s calculation without independent verification thereof. The Company shall provide a schedule of its calculations to the Trustee upon the Trustee’s request, certified by an officer, promptly after making such calculations.

Section 2.16. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on the payment date for such interest shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the “Special Payment Date”), and on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the

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Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

All references to “interest” in this Indenture include, without limitation, all rights to the payment of Additional Interest, in accordance with the terms of the Registration Rights Agreement, Contingent Interest as provided in the Securities, and Special Interest as provided in Section 7.02.

Section 2.17. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE 3

REDEMPTION AND PURCHASE

Section 3.01. Election To Redeem; Notice to Trustee.

(a)           No sinking fund is provided for the Securities. Prior to April 6, 2012, the Securities shall not be redeemable. On or after April 6, 2012, the Company may, at its option, redeem the Securities for cash at the Redemption Price, as a whole at any time or from time to time in part, on any Business Day fixed by the Company for such redemption (a “Redemption Date”). If a Redemption Date falls after the close of business on a Regular Record Date and before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include the interest on the Securities payable on such Interest Payment Date.

(b)           If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee (at least five Business Days prior to the date on which such notice must be delivered to the Holders unless a shorter notice shall be satisfactory to the Trustee) on a date at least 30 days and no more than 60 days prior to the applicable Redemption Date, of the Redemption Date and the principal amount of Securities to be redeemed.

Section 3.02. Selection of Securities to be Redeemed.

(a)           If less than all of the Securities are to be redeemed, unless the Applicable Procedures specify otherwise, the Trustee shall select the Securities to be redeemed within five Business Days after it receives the notice described in Section 3.01(b). The Trustee shall make the selection from the Securities Outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis or by another method that the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or market on which the Securities are listed). Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal

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amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

(b)           If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (up to the amount selected for the redemption) to be part of the portion selected for redemption. Securities which have been converted subsequent to the Trustee’s selection of Securities to be redeemed but prior to redemption of such Securities, shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03. Notice of Redemption.

(a)           If the Company elects to redeem Securities pursuant to Section 3.01, at least 30 days but not more than 60 days before the applicable Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.

(b)           The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1)	the Redemption Date;
(2)	the Redemption Price;
(3)	the then effective Conversion Rate;
(4)	the name and address of each Paying Agent and Conversion Agent;

(5)           that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(6)           that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Article 3 and Article 4 of this Indenture;

(7)           that, unless the Company has failed to make the payment of such Redemption Price which is due and payable, interest will cease to accrue on and after the Redemption Date;

(8)          if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(9)          if Certificated Securities have been issued and fewer than all the outstanding Securities are to be redeemed, the certificate number and the principal amounts of the particular Securities to be redeemed.

(c)           If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall set forth all relevant information required by clauses (1) through (9) of Section 3.03(b), the Trustee shall give the

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notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Company; and provided further that the Company must make such request in writing at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to the Holders in accordance with this Section 3.03.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted on a Conversion Date prior to the Redemption Date in accordance with the provisions of this Indenture. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price and such Securities shall no longer be convertible in accordance with this Indenture.

Section 3.05. Deposit of Redemption Price.

(a)           Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price payable upon redemption of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been converted in accordance with this Indenture. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

(b)           If a Paying Agent holds, in accordance with the terms hereof, an amount of money sufficient to pay the Redemption Price of any Security (or portion thereof) to be Redeemed on such Redemption Date (other than Securities surrendered for conversion prior thereto), on the Redemption Date, such Security (or portion thereof) will cease to be outstanding and interest shall cease to accrue, whether or not the Security (or portion thereof) is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).

Section 3.06. Securities Redeemed in Part.

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered, provided that each new Security will be in a principal amount of $1,000 or any integral multiple thereof.

Section 3.07. Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion into Common Stock of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 10:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price with respect to such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied

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and discharged to the extent such amount is so paid by such investment banks or other purchasers; provided, however, that nothing in this Section 3.07 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption, other than Securities or portions thereof called for redemption which have been delivered by the Company to the Trustee for cancellation or have been converted. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of the close of business on the second Business Day immediately preceding the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

Section 3.08. Purchase of Securities at Option of the Holder Upon a Fundamental Change.

(a)           If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to purchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or any integral multiple thereof) at the Fundamental Change Purchase Price, on the date specified by the Company that is at least 30 but not more than 45 days after the later of the Fundamental Change Effective Date and the date the Issuer Fundamental Change Notice is given by the Company pursuant to subsection 3.08(b) (the “Fundamental Change Purchase Date”). If a Fundamental Change Purchase Date falls after a Regular Record Date and before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

(b)           On or before the 10th Business Day after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting purchase right to the Trustee, Paying Agent and to each Holder of record of Securities (the “Issuer Fundamental Change Notice”). The Issuer Fundamental Change Notice shall include the form of a Fundamental Change Purchase Notice (defined below) to be completed by the Holder and shall state:

(1)	the events causing such Fundamental Change;
(2)	the date (or expected date) of such Fundamental Change;

(3)           the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.08;

(4)	the Fundamental Change Purchase Date;

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(5)	the Fundamental Change Purchase Price;
(6)	the Holder’s right to require the Company to purchase the Securities;
(7)	the name and address of each Paying Agent and Conversion Agent;

(8)           the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)           the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)        the procedures that the Holder must follow to exercise rights under this Section 3.08;

(11)	the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)        that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities tendered for purchase in connection with any Fundamental Change Purchase Notice will (unless properly withdrawn) cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)	the CUSIP number of the Securities.

At the Company’s written request, the Trustee shall give such Issuer Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Issuer Fundamental Change Notice shall be prepared by the Company. In connection with the delivery of the Issuer Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Issuer Fundamental Change Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c)           A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(1)           The Fundamental Change Purchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or any integral multiple thereof and (C) that such Security shall be purchased as of the Fundamental

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Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2)           The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3)           The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4)           Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b).

(5)           A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6)           Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(d)           The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities to be purchased pursuant to this Section 3.08.

Section 3.09. Effect of Fundamental Change Purchase Notice.

(a)           Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.09(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security, subject to the requirements below. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.08 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.09(b) with respect to the Securities to be converted.

(b)           A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in

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accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in part (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

Section 3.10. Deposit of Fundamental Change Purchase Price.

(a)           On or before 10:00 a.m. New York City time on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.

(b)           If a Paying Agent or the Trustee holds on the Fundamental Change Purchase Date, in accordance with the terms hereof, an amount of money sufficient to pay the Fundamental Change Purchase Price of any Security (or portion thereof) for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately following the applicable Fundamental Change Purchase Date, whether or not the Security is delivered to the Paying Agent, such Security shall cease to be outstanding, interest shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the Security as aforesaid).

(c)           The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.

Section 3.11. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.

Section 3.12. Purchase of Securities at Option of the Holder on Specified Dates.

(a)           Securities shall be purchased in whole or in part (which must be equal to $1,000 principal amount or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Section 3.12 promptly on April 1, 2012, April 1, 2017 and April 1, 2022 (each, a “Put Right Purchase Date”), or the time of the surrender of the Securities, if later, at a purchase price equal to 100% of the principal amount of the surrendered Securities together with accrued but unpaid interest, if any, and Contingent Interest, if any, up to but excluding the applicable Put Right Purchase Date (the “Put Right Purchase Price”). On April 1, 2017 and April 1, 2022, the Company must pay the Put Right Purchase Price in cash. The Company may, with respect to the April 1, 2012 Put Right Purchase Date only, satisfy its obligation to pay the Put Right Purchase Price in cash or in shares of Common Stock or a

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combination thereof, subject to the requirements set forth below. If the Company makes such an election, then the portion of the Put Right Purchase Price to be paid in shares of Common Stock shall be satisfied by the delivery of a number of shares of Common Stock equal to that portion divided by the Market Price (defined below) less 3% (with any fractional shares otherwise deliverable being instead satisfied with cash based on the same Market Price less 3%). The Company’s right to satisfy its obligation to pay the Put Right Purchase Price in whole or in part with shares of Common Stock is subject to the listing of the shares of Common Stock on the New York Stock Exchange or other national securities exchange on which the Common Stock is then listed, registration of the shares of Common Stock under the Securities Act and the Exchange Act, unless such registration is not required in the good faith determination of the Company or its counsel, and the availability of any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.  If such conditions are not satisfied prior to the close of business on the applicable Put Right Purchase Date, the Company will pay the Put Right Purchase Price for any tendered Securities fully in cash. For purposes of the foregoing, the Market Price of the Common Stock means the average of the Volume Weighted Average Prices of the Common Stock for the five consecutive Trading Day period ending on the third Trading Day prior to the Put Right Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the five Trading Day period and ending on the Put Right Purchase Date, of any event that would result in an adjustment to the Conversion Rate pursuant to Section 4.06.

(b)           Unless the Company has issued a notice to redeem all Outstanding Securities pursuant to Section 3.03 hereof on a Redemption Date that is prior to the next Put Right Purchase Date, the Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial Holders as required by applicable law not less than 20 Business Days prior to each Put Right Purchase Date (the “Company Put Right Notice”). The Company will in addition to such notice disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or a similar manner of distribution containing the information specified in such notice or publish that notice in a newspaper of general circulation in New York City or on the Company’s website, or through such other medium as the Company deems appropriate at such time. Each Company Put Right Notice shall include a form of Put Right Purchase Notice (defined below) to be completed by a Holder and shall state:

(1)           the Put Right Purchase Price for the applicable Put Right Purchase Date and the Conversion Rate then in effect;

(2)           with respect to the April 1, 2012 Put Right Purchase Date only, whether the Company has elected to satisfy all or any part of the Put Right Purchase Price in shares of Common Stock in accordance with Section 3.12(a), and if so, specifying the percentages of the Put Right Purchase Price to be paid in cash and shares of Common Stock and specifying the formula for determining the value of the Common Stock for such purpose in accordance with Section 3.12(a);

(3)	the name and address of the Paying Agent and the Conversion Agent;

(4)           that Securities as to which a Put Right Purchase Notice has been given may be converted, if they are otherwise convertible, only in accordance with Article 4 hereof only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(5)           that Securities must be surrendered to the Paying Agent as a condition to collecting payment of the Put Right Purchase Price;

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(6)           that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

(7)           the procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights;

(8)           the procedures for withdrawing a Put Right Purchase Notice (including a summary of the terms of Section 3.12(g));

(9)           that, unless the Company fails to pay such Put Right Purchase Price on Securities for which a Put Right Purchase Notice has been submitted and not properly withdrawn, such Securities shall no longer be outstanding and interest on such Securities will cease to accrue on and after the Put Right Purchase Date; and

(10)	the CUSIP number of the Securities.

(c)           If any of the Securities are to be purchased in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to such purchases of Global Securities.

(d)           At the Company’s written request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.

(e)           To exercise its rights pursuant to this Section 3.12, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (which shall be in substantially the form attached as Exhibit A under the heading “Put Right Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) (each, a “Put Right Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day immediately preceding the Put Right Purchase Date stating:

(1)           If certificated Securities have been issued, the certificate number of the Security that the Holder will deliver to be purchased (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the Applicable Procedures relating to purchases);

(2)           the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof;

(3)           that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section 3.12; and

(4)           with respect to the April 1, 2012 Put Right Purchase Date only, if the Company has elected to pay a portion of the Put Right Purchase Price on such date in whole or in part in shares of Common Stock, but the Put Right Purchase Price is ultimately to be paid to the Holder entirely in cash because any of the conditions to payment of the Put Right Purchase Price in shares of Common Stock is not satisfied prior to the close of business on such Put Right Purchase Date, whether the Holder elects (x) to withdraw the Put Right Purchase Notice as to some or all

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of the Securities to which it relates, or (y) to receive cash in respect of the entire Put Right Purchase Price for all Securities or portions of Securities subject to such Put Right Purchase Notice.

(f)           The Company shall pay the Put Right Purchase Price for all Securities with respect to which a Put Right Purchase Notice is given and not validly withdrawn (provided that the Securities have not previously been submitted for conversion), upon the later of (A) the applicable Put Right Purchase Date (provided that the conditions in this Section 3.12 have been satisfied) and (B) delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the Applicable Procedures relating to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.12 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company. Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof, if convertible pursuant to Article 4, may not be converted pursuant to Article 4 on or after the date of the delivery of such Put Right Purchase Notice unless such Put Right Purchase Notice has first been validly withdrawn in accordance with Section 3.12(g) with respect to the Securities to be converted.

(g)           Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.12 shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the applicable Put Right Purchase Date by delivery of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal to the Paying Agent specifying:

(1)           the aggregate principal amount of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted,

(2)           the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the Applicable Procedures relating to withdrawals), and

(3)           the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company, which portion must be a principal amount of $1,000 or an integral multiple thereof.

(h)           The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof. The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Put Right Purchase Notice has been withdrawn in compliance with this Indenture.

(i)            On or before 10:00 a.m. New York City time on the applicable Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) and/or shares of Common Stock, if applicable, sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.

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(1)           If a Paying Agent or the Trustee holds on the Put Right Purchase Date, in accordance with the terms hereof, an amount of money and/or shares of Common Stock, if applicable, sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn, then, immediately after the applicable Put Right Purchase Date, whether or not the Security is delivered to the Paying Agent, such Security will cease to be outstanding, interest shall cease to accrue and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Put Right Purchase Price upon delivery of the Security as aforesaid).

(2)           To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.12(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.

(j)            The Company shall only be obligated to purchase, pursuant to this Section 3.12, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Section 3.13. Securities Purchased In Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.14. Compliance With Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase Securities under Section 3.08 or Section 3.12, the Company shall (a) comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 through 3.12 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.15. Purchase of Securities In Open Market.

The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12. The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements.

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ARTICLE 4

CONVERSION

Section 4.01. Conversion Privilege and Conversion Rate.

(a)           Upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into cash and/or fully paid and nonassessable shares of Common Stock as provided for in Section 4.13, prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 4, unless previously redeemed by the Company or purchased by the Company at the Holders’ option, based on the Conversion Rate in effect at such time, determined as hereinafter provided, and subject to the adjustments described below, only under the following circumstances:

(1)           during any calendar quarter commencing after June 30, 2007, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 130% of the applicable Conversion Price on the last day of such preceding fiscal quarter;

(2)           with respect to any Security called for redemption pursuant to Section 3.01, until the close of business on the second Business Day immediately preceding the relevant Redemption Date;

(3)          if the Company distributes to all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, Common Stock, or securities convertible into Common Stock, at less than, or having a conversion price per share less than, the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

(4)          if the Company distributes to all holders of Common Stock assets, cash, debt securities or rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

(5)          if the Company is a party to any transaction or event other than a Fundamental Change (including, but not limited to, any consolidation, merger or binding share exchange that does not constitute a Fundamental Change, but excluding changes resulting from a subdivision or combination of the Common Stock) pursuant to which all or substantially all shares of the Common Stock would be converted into cash, securities or other property; provided that the Securities shall not become subject to conversion pursuant to the foregoing by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia;

(6)	if a Fundamental Change occurs;

(7)           at any time during the period beginning 10 Trading Days prior to the Final Maturity Date and ending at the close of business on the Business Day immediately preceding the Final Maturity Date; or

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(8)           on any Business Day during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 4.01(e)(ii), for each day of that period was less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate.

(b)           In the case of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), the Company shall notify Holders and the Trustee at least 20 days prior to the ex-dividend date (defined below) for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution. The “ex-dividend date” is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 4.01(a).

(c)           In the case of a transaction contemplated by clause (5) of Section 4.01(a), the Company will notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction). Holders may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the earlier of the date which is 15 days after the actual effective date of such transaction or the date of the Company’s announcement that such transaction will not take place.

(d)           In the case of a Fundamental Change, the Company shall notify the Holders of Securities and the Trustee at least 15 days prior to the anticipated effective date of any Fundamental Change that the Company knows or reasonably should know will occur (a “Fundamental Change Conversion Notice”). If the Company does not know, or should not reasonably know, that a Fundamental Change will occur until the date that is within 15 days before the anticipated effective date of such Fundamental Change, the Company shall deliver a Fundamental Change Conversion Notice to the Holders and the Trustee promptly after the Company has knowledge of such Fundamental Change. Holders may surrender Securities for conversion at any time beginning 15 days before the anticipated effective date of a Fundamental Change and until the Trading Day immediately preceding the Fundamental Change Purchase Date or the date that the Company announces the Fundamental Change will not take place. Delivery by the Company of the Fundamental Change Conversion Notice will satisfy the Company’s obligation to deliver an Issuer Fundamental Change Notice if it contains all the information that would otherwise be required in such Issuer Fundamental Change Notice. The Conversion Rate will be adjusted for Securities converted in connection with certain Fundamental Changes as provided in Section 4.01(j).

(e)           (i)          For each calendar quarter of the Company, beginning with the calendar quarter ending June 30, 2007, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee (to the extent the Trustee is not also serving as the Conversion Agent) and the Company in writing.

(ii)          The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (8) of Section 4.01(a) unless the Company has requested such determination; and the Company shall have no obligation

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to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate.

(iii)         Upon the Company’s determination that Holders are or will be entitled to convert their Securities in accordance with the provisions of this Article 4, the Company will promptly issue a press release or otherwise publicly disclose this information and use its reasonable efforts to post such information on the Company’s website.

(f)           The conversion rights pursuant to this Article 4 shall expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption pursuant to Section 3.01, such conversion right contemplated by clause (2) of Section 4.02(a) shall commence on the date of the notice of redemption and terminate at the close of business on the second Business Day immediately preceding the Redemption Date for such Security (unless the Company shall fail to make the Redemption Price payment when due in accordance with Section 3.05, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed). If a Security is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 4.01(d). Securities in respect of which a Fundamental Change Purchase Notice or a Put Right Repurchase Notice, as the case may be, has been delivered, if convertible pursuant to this Article 4, may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Purchase Notice or Put Right Purchase Notice, as the case may be, in accordance with the provisions of Article 3.

(g)           Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(h)           A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(i)            The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(j) and Section 4.06.

(j)            If on or prior to April 1, 2012, there shall have occurred a transaction described in clauses (i), (ii), or (iv) of the definition of a Change in Control, and a Holder elects to convert its Securities “in connection with” such Change in Control transaction, the Company shall pay a “Make Whole Premium.” by increasing the applicable Conversion Rate for the Securities so surrendered for conversion as provided below. A conversion of Securities will be deemed to be “in connection with” such a Fundamental Change transaction if the Conversion Notice for such conversion is received by the Conversion Agent from and including the Fundamental Change Effective Date and prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date provided for in Section 3.08. The number by which the Conversion Rate shall be increased to reflect the Make Whole Premium shall be determined by reference to the table below, based on the Fundamental Change Effective Date of such Change in Control and the Stock Price; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is

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between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the higher and lower Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the actual Stock Price on the Fundamental Change Effective Date exceeds $100.00 per share of Common Stock, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the actual Stock Price on the Fundamental Change Effective Date is less than $36.77 per share of Common Stock, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of Common Stock receive only cash in the Change in Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock in connection with the Change in Control transaction. Otherwise, the Stock Price shall be equal to the average Closing Price of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date.

Make Whole Premium Upon a Fundamental Change (Increase in Conversion Rate)

	Effective Date
Stock Price	April 4, 2007	April 1, 2008	April 1, 2009	April 1, 2010	April 1, 2011	April 1, 2012
$36.77	8.8203	8.8203	8.8203	8.8203	8.8203	8.8203
$40.00	7.4949	7.2570	6.9763	6.6625	6.6243	6.6243
$45.00	5.9467	5.6338	5.2533	4.7914	4.2131	3.8465
$50.00	4.8255	4.4751	4.0425	3.5053	2.7772	1.6243
$55.00	3.9961	3.6307	3.1805	2.6178	1.8441	0.0000
$60.00	3.3688	3.0037	2.5567	2.0031	1.2531	0.0000
$65.00	2.8850	2.5304	2.1005	1.5732	0.8856	0.0000
$70.00	2.5068	2.1679	1.7598	1.2700	0.6578	0.0000
$75.00	2.2052	1.8837	1.5022	1.0524	0.5161	0.0000
$80.00	1.9614	1.6595	1.3040	0.8941	0.4255	0.0000
$85.00	1.7617	1.4783	1.1489	0.7760	0.3650	0.0000
$90.00	1.5954	1.3310	1.0255	0.6863	0.3255	0.0000
$95.00	1.4558	1.2085	0.9255	0.6161	0.2969	0.0000
$100.00	1.3367	1.1057	0.8431	0.5599	0.2745	0.0000

The Stock Prices set forth in the first column of the table above, and the Stock Prices referred to in clauses (ii) and (iii) of the preceding paragraph, will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 4.06. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 27.1960 per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 4.06(a) hereof.

(k)           By delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest,

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attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

Section 4.02. Conversion Procedure.

(a)           To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (which shall be in substantially the form attached as Exhibit A under the heading “Conversion Notice”) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, (4) pay an amount equal to the interest as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder of a Security satisfies all of those requirements is the “Conversion Date” with respect to such Security. Upon the conversion of a Security, the Company will pay the cash and deliver the shares of Common Stock, as applicable, without service charge, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than three Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(a) and the Applicable Procedures as in effect from time to time.

(b)           The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of shares of Common Stock, or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such shares of Common Stock, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares of Common Stock.

(c)           Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date and prior to the opening of business on the next succeeding Interest Payment Date will receive the semi annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such interest shall be payable on the corresponding Interest Payment Date to the Holder of the Security as of the close of business on the Regular Record Date. Upon surrender of any such Securities for conversion after the close of business on such Regular Record Date and prior to the opening of business on the next succeeding Interest Payment Date, such Securities must also be accompanied by a cash payment by the Holders of such Securities of funds to the Conversion Agent of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such

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Security. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued and unpaid interest on a converted Security. Accrued and unpaid interest shall be deemed paid in full, rather than cancelled, extinguished or forfeited. The Company shall not be required to convert any Securities which are surrendered for conversion without payment of interest as required by this Section 4.02(c).

(d)           Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.

(e)           In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03. Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash equal to the applicable portion of the average of the Volume Weighted Average Prices of the Common Stock for each of the 10 consecutive Trading Days of the Conversion Reference Period rounding to the nearest whole cent.

Section 4.04. Taxes on Conversion.

If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.05. Company To Provide Common Stock.

(a)           The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b)           All shares of Common Stock delivered upon conversion of the Securities (or pursuant to Section 3.12) shall be newly issued shares or treasury shares, shall be duly authorized, validly issued,

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fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c)           The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities (or pursuant to Section 3.12), if any, and will list or cause to have listed such shares of Common Stock on the New York Stock Exchange, or each national securities exchange or over the counter market or such other market on which the Common Stock is then listed or quoted.

Section 4.06. Adjustment of Conversion Rate.

(a)	The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1)           If the Company shall pay a dividend or make a distribution to all or substantially all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the ex-dividend date for such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such ex-dividend date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such ex-dividend date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such ex-dividend date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this Section 4.06 and otherwise in this Indenture, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company if it would affect the Conversion Rate adjustments in any manner. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2)           If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3)           If the Company shall issue any rights or warrants to all or substantially all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (8) of this Section 4.06(a)), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such ex-dividend date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be

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the number of shares of Common Stock outstanding at the close of business on such ex-dividend date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion or exercise price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such ex-dividend date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4)           If the Company shall make a dividend or other distribution to all or substantially all holders of its Common Stock of shares of its Capital Stock, other than Common Stock, or evidences of indebtedness or other assets (including securities) of the Company (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.06(a)(3), (y) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 4.10 and (z) any dividend or distribution paid exclusively in cash for which an adjustment is made pursuant to Section 4.06(a)(6)) (the “Distributed Securities”), then in each such case the Conversion Rate in effect immediately prior to the ex-dividend date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such ex-dividend date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such ex-dividend date and of which the denominator shall be the Current Market Price per share on such ex-dividend date less the Fair Market Value on such ex-dividend date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such ex-dividend date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the ex-dividend date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing

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adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the 10 consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the New York Stock Exchange or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the product of (i) the average closing price on such market over the Spinoff Valuation Period of the Spinoff Securities multiplied by (ii) the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted solely into Common Stock on the ex-dividend date with respect to such distribution.

(5)           With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (each a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 4.06 to the extent that such Rights Plan is in effect at the time of any conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion) provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights.

(6)           If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) in excess of $0.05 per share of Common Stock in respect of each semi-annual fiscal period (or an aggregate of $0.10 on a calendar year basis), whether or not paid in such fiscal period (the “Dividend Threshold Amount”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the

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close of business on the ex-dividend date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount by which such Triggering Distribution exceeds the Dividend Threshold Amount applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the ex-dividend date for such Triggering Distribution. If the amount by which such Triggering Distribution exceeds the Dividend Threshold Amount applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared. The Dividend Threshold Amount is subject to inversely proportional adjustment as a result of the events set forth in this Section 4.06(a) giving rise to an adjustment of the Conversion Rate; provided that no adjustment will be made to the Dividend Threshold Amount as a result of any event described in this clause (6) of Section 4.06(a).

(7)           If any tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a Fair Market Value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the Fair Market Value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

For purposes of this Section 4.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all

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similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(8)           For the purpose of any computation under this Section 4.06(a), the current market price (the “Current Market Price”) per share of Common Stock or any Distributed Security on any date shall be deemed to be the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Days ending on the earlier of (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under this Section 4.06(a) or (B) the “ex-dividend date” with respect to distributions, issuances or other events requiring such computation under this Section 4.06.

(b)           In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.08) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c)           For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d)           For purposes hereof, the term “ex-dividend date” means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Current Market Price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Current Market Price was obtained after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

(e)           If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period during which the Closing Price or Volume Weighted Average Price of the Common Stock is being measured, adjustments in such prices shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.

(f)           Notwithstanding the provisions set forth in Section 4.06(a), in no event shall the Conversion Rate as adjusted pursuant to clauses (6) or (7) of Section 4.06(a) exceed 27.1960, subject to

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proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a).

Section 4.07. No Adjustment.

(a)           No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into shares of Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

(b)           No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that (i) any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment and (ii) if the Securities are called for redemption, all adjustments not previously made will be made for all Securities converted after the Company’s notice of redemption and prior to the Redemption Date. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

Section 4.08. Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail, or cause the Trustee or Conversion Agent to mail (as provided below), to Holders a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Trustee or Conversion Agent will promptly mail such notice to Holders of Securities at the Company’s expense. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.09. Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a)	If any of following events occur (each, a “Business Combination”), namely:

(1)           any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of subdivision or a combination,

(2)	a consolidation, merger or combination of the Company with another Person, or

(3)           a sale, lease or other transfer to another Person of consolidated assets of the Company and its Subsidiaries substantially as an entirety, or

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(4)	any statutory share exchange of the Company with another person,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that thereafter, any settlement upon conversion will be based on, and any share of Common Stock otherwise deliverable upon such settlement will instead consist of, a unit consisting of the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of the Common Stock are entitled to receive upon such Business Combination in respect of each share of Common Stock. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be (i) based on the weighted average of elections made by Holders of the Securities who participate in such determination, (ii) subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Business Combination and (iii) conducted in such a manner as to be completed by the date which is the earlier of (a) the deadline for elections to be made by stockholders of the Company, and (b) two Trading Days prior to the anticipated effective date of the Business Combination. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities (and the weighted average of elections), by issuing a press release or providing other notice deemed appropriate by the Company, and by providing a copy of such notice to the Trustee. In the event the effective date of the Business Combination is delayed more than 10 days beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. Such supplemental indenture shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4, as determined in good faith by the Board of Directors. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then (i) such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof and (ii) appropriate adjustments to the definitions of Closing Price, Volume Weighted Average Price and related definitions shall be made to apply the intent of such definitions to such other securities or assets as determined in good faith by the Board of Directors.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 4.10 shall similarly apply to successive Business Combinations.

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The Company shall not become a party to any Business Combination unless its terms are consistent in all material respects with the provisions of this Section 4.10.

None of the provisions of this Section 4.10 shall affect the right of a Holder of Securities to convert its Securities prior to the effective date of a Business Combination.

If this Section 4.10(a) applies to any event or occurrence, Section 4.06 hereof shall not apply.

(b)           In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee (1) an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

Section 4.11. Trustee’s Disclaimer.

(a)           The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4, including, without limitation, whether or not a Supplemental Indenture is required to be executed.

(b)           The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10.

Section 4.12. Voluntary Increase.

The Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to stockholder approval requirements, if any, of any relevant national securities exchange or automated dealer quotation system, by any amount for any period of time of at least 20 days, in which case, the Company will provide at least 10 days’ notice of such increase. In addition, the Company may increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or from any event treated as such for income tax purposes.

Section 4.13. Settlement Upon Conversion.

(a)           Unless the Company has irrevocably elected to deliver cash up to the principal amount of Securities converted, in which case the provisions described in paragraph (b) below will apply, upon conversion, holders of Securities will be entitled to receive, for each $1,000 principal amount of Securities, a number of shares of Common Stock equal to the then applicable Conversion Rate; provided

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that the Company may elect to pay cash in lieu of all or any portion of the shares of Common Stock otherwise issuable upon conversion of the Securities. The Company will inform Holders who have surrendered their Securities for conversion not later than two Business Days after the Conversion Date of its election to pay cash in lieu of all or a portion of the shares of Common Stock otherwise issuable upon conversion (and, if applicable, the percentage of each such share that will be so paid in cash). The amount of cash payable in respect of the shares of Common Stock otherwise issuable upon conversion will be equal to the product of (a) the percentage of each share of Common Stock to be paid in cash, as reflected in the above notice, (b) the number of shares of Common Stock otherwise issuable upon such conversion, and (c) the average of the Volume Weighted Average Prices of the Common Stock for the ten consecutive Trading Days commencing on the third Trading Day following the Conversion Date, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the relevant period.

(b)           At any time prior to the Final Maturity Date, the Company shall have the option to unilaterally and irrevocably elect, by notice to the Trustee, to settle any conversion of the Securities in cash and, if applicable, shares of Common Stock as provided below in this clause (b). If the Company has made such an election, then:

(i)            Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered: (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”) equal to the sum of the Daily Share Amounts for each of the 10 consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such Remaining Shares as set forth in Section 4.13(b)(ii). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).

(ii)          The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 4.13(b). In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Volume Weighted Average Price of the Common Stock on such Trading Day (provided that after the consummation of a Change in Control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of Common Stock in such Change in Control). The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities in accordance with Section 4.03.

(iii)         For the purposes of Sections 4.13(a) and (b), in the event that any of Conversion Value, Daily Conversion Value, Daily Share Amounts, or Volume Weighted Average Price is not

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calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Conversion Value, Daily Share Amounts, and Volume Weighted Average Price, as applicable.

ARTICLE 5

COVENANTS

Section 5.01. Payment of Securities.

(a)           The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company)(or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, the Put Right Purchase Price, the Fundamental Change Purchase Price, and interest in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of the Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b)           Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the United States (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Certificated Securities having an aggregate principal amount of $5,000,000 may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners hereof.

Section 5.02. SEC Reports

(a)           The Company shall deliver to the Trustee, within 15 days after it files them with the SEC, copies of all annual reports, quarterly reports and other documents that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will file with the Trustee all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act.

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Section 5.03. Compliance Certificates.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2007), an Officer’s Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same.

Section 5.04. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05. Maintenance of Corporate Existence.

Subject to Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

Section 5.06. Rule 144A Information Requirement.

So long as any of the Securities remain outstanding, if at any time the Company is not subject to Section 13 or 15(d) under the Exchange Act, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Securities have been registered under the Securities Act or until such time as the Holders of the Securities have disposed of such Securities pursuant to an effective registration statement under the Securities Act or until such time when the Holders, other than Holders that are Affiliates of the Company, are able to sell all such Securities immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor thereto.

Section 5.07. Stay, Extension And Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08. Payment of Additional or Special Interest.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement or Special Interest is payable pursuant to Section 7.02, the Company shall deliver to the Trustee an

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Officer’s Certificate to that effect within five days of such obligation arising stating (i) the amount of such Additional Interest or Special Interest that is payable, (ii) the reason why such Additional Interest or Special Interest is payable and (iii) the record date for the payment of such Additional Interest or Special Interest and the date on which such Additional Interest or Special Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Special Interest is payable.

Section 5.09. Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

(a)           The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 5.10. Tax Treatment of Securities.

(a)           The Company agrees and each Holder and each beneficial owner of a Security is deemed to have agreed, for U.S. federal income tax purposes:

(1)           to treat the Securities as indebtedness that is subject to U.S. Treasury Regulation section 1.1275-4 (the “Contingent Payment Regulations”); and

(2)           to treat the cash and the fair market value of any stock received by a Holder or beneficial owner of a Security upon conversion of a Security or a beneficial interest in a Security as a contingent payment under the Contingent Payment Regulations.

(b)           Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the Securities:

(1)           The Company agrees and each Holder and each beneficial owner of a Security is deemed to have agreed, for United States federal income tax purposes, to accrue interest with respect to outstanding Securities (in the case of the Company) or with respect to its Security or beneficial interest in a Security (in the case of a Holder or beneficial owner of a Security) as original issue discount according to the “noncontingent bond method,” as set forth in the Contingent Payment Regulations, using the “comparable yield” for the Securities of 7.00%, per annum compounded semi-annually (the “Comparable Yield”) and the projected payment schedule attached as Exhibit B of this Indenture (the “Projected Payment Schedule”) as such terms are defined in the Contingent Payment Regulations;

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(2)           The Company hereby acknowledges and agrees, and each Holder and each beneficial owner of a Security hereby acknowledges and agrees, that (i) the Comparable Yield and the Projected Payment Schedule are not determined for any purpose other than for the purpose of applying the Contingent Payment Regulations to the Securities and beneficial interests in the Securities and (ii) the Comparable Yield and Projected Payment Schedule do not constitute a projection or representation regarding the actual amount or timing of payments on the Securities or the value at any time of any Common Stock that may be received by a Holder or beneficial owner of a Security upon conversion of a Security or a beneficial interest therein; and

(3)           A Holder of a Security may obtain the amount of the original issue discount, issue date, yield to maturity and other information as may be required under the Contingent Payment Regulations by submitting a written request for such information to the Company at the following address: St. Mary Land & Exploration Company, 1776 Lincoln Street, Suite 700, Denver, Colorado 80203, Attention Chief Financial Officer.

ARTICLE 6

CONSOLIDATION; MERGER; SALE OF ASSETS

Section 6.01. Company May Consolidate, Etc., Only on Certain Terms.

(a)           The Company shall not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person, (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or (3) permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(1)           either (A) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the “Surviving Entity”) is a corporation duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement (to the extent then operative), as the case may be, and the Securities and this Indenture and the Registration Rights Agreement (to the extent then operative) will remain in full force and effect as so supplemented;

(2)           after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)           at the time of the transaction the Company or the Surviving Entity, as applicable, will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction

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and the supplemental indenture in respect of such transaction comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein and in the Securities, and, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities; provided that in the case of a sale of substantially all of the assets of the Company that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company the predecessor shall not be released from the payment of principal and interest on the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01. Events of Default.

(a)           An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           the Company shall fail to pay when due the principal or any Redemption Price, Put Right Purchase Price or Fundamental Change Purchase Price of any Security when the same becomes due and payable, whether at the Final Maturity Date, upon purchase, acceleration or otherwise; or

(2)           the Company shall fail to pay an installment of interest on any of the Securities, which default continues for 30 days after the date when due; or

(3)           the Company shall fail to deliver when due all cash and any shares of Common Stock or other consideration deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)           the Company shall fail to deliver an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in Sections 3.08(b) and 4.01(d) hereof; or

(5)           the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture which failure is not cured within 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(6)           one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Subsidiary thereof then has outstanding indebtedness in excess of $20,000,000 in principal amount, individually or in the aggregate, and either (i) such default results from the failure to pay such

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indebtedness at its stated final maturity or (ii) such default or defaults resulted in the acceleration of the final stated maturity of such indebtedness; or

(7)           there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary thereof in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary thereof bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary thereof under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary thereof or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 30 consecutive days; or

(8)           (i) the Company or any Significant Subsidiary thereof commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Subsidiary thereof consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Subsidiary thereof files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Significant Subsidiary thereof (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Subsidiary thereof takes any corporate action in furtherance of any such actions in this paragraph (8).

(b)           Notwithstanding Section 7.01(a) no Event of Default under clause (5) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (5) of Section 7.01(a), or obtain a waiver, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default.

(c)           The Company will deliver to the Trustee, promptly after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

Section 7.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 7.01(a)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may declare all unpaid principal of and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 7.01(a) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other

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act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 5.02 and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Special Interest”) on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities. The Special Interest will accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 5.02 or the requirements of TIA Section 314(a)(1) first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). On such 60th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 60th day), such Special Interest will cease to accrue and the Securities will be subject to acceleration as provided above if the Event of Default is continuing. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(1)           all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(2)	all overdue interest on all Outstanding Securities,

(3)           the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(4)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)           all Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)           default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

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(b)           default is made in the payment of the principal of any Security at the Stated Maturity thereof or otherwise,

the Company will upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, or to enforce any other proper remedy, subject however to Section 7.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 7.04. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 8.06;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 7.07. Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

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(d)           the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 7.08. Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of and interest on such Security on the Stated Maturities expressed in such Security (or, in the case of redemption or purchase pursuant to Article 3 hereof, on the Redemption Date, the Put Right Purchase Date or the Fundamental Change Purchase Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12. Control by Holders.

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The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)           such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 7.07), expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

(b)           subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.13. Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or purchase pursuant to Article 3 hereof, on the Redemption Date, the Put Right Purchase Date or the Fundamental Change Purchase Date, as the case may be or for the payment of consideration upon conversion).

ARTICLE 8

TRUSTEE

Section 8.01. Duties of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(a)           if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(b)	except during the continuance of a Default or an Event of Default:

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(1)           the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

(2)          in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;

(c)           the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this clause (c) does not limit the effect of clause (b) of this Section 8.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

(d)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e)           whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) and (f) of this Section 8.01; and

(f)           the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 8.02. Notice of Default.

Within 30 days after a Trust Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

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Section 8.03. Certain Rights of Trustee.

Subject to the provisions of Section 8.01 hereof and TIA Sections 315(a) through 315(d):

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein;

(e)           the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

(f)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

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(h)           the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of Securities; and

(i)            the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

Section 8.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.05. Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 8.06. Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article 9, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in cash equivalents in accordance with the directions of the Company.

Section 8.07. Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other

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than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a prior claim to Holders of Securities on all money or property held or collected by the Trustee other than money or property held in trust for the benefit of the Holders of particular Securities.

Section 8.08. Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the TIA

Section 8.09. Trustee Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.

Section 8.10. Resignation and Removal; Appointment of Successor Trustee.

(a)           No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.

(b)           The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

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(c)           The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)	If at any time:

(1)           the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2)           the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 7.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f)           The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 8.11. Acceptance of Appointment by Successor.

(a)           Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of

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the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

(b)           No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.

(c)           Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 8.14. Reports By Trustee.

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(a)           Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).

(b)           A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01. Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either

(1)           all such Securities previously authenticated and delivered (except (A) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 2.08 or (B) all Securities whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Sections 2.04 and 2.05) have been delivered to the Trustee for cancellation; or

(2)           all such Securities not theretofore delivered to the Trustee for cancellation, have become due and payable, whether at the Final Maturity Date or any Redemption Date, or any Put Right Purchase Date, or a Fundamental Change Purchase Date, or upon conversion or otherwise; and

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(A)          the Company has deposited with the Trustee, a Paying Agent or a Conversion Agent, if applicable (other than the Company or any of its Affiliates) as trust funds in trust for the benefit of the Holders an amount in United States dollars and, if applicable, shares of Common Stock or other consideration due upon conversion, sufficient to pay and discharge the entire indebtedness on such Securities, not theretofore delivered to the Trustee for cancellation, for principal and interest or shares of Common Stock or other consideration due upon conversion to the Redemption Date, Final Maturity Date, Put Right Purchase Date, Fundamental Change Purchase Date or Conversion Date, as the case may be;

(B)          the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(C)          the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee each stating that (A) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

(b)           Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 8.07 and, if amounts shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 9.01, the obligations of the Trustee under Section 9.02 and the last paragraph of Section 2.04 shall survive.

Section 9.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 2.04, all United States dollars and, if applicable, shares of Common Stock or other consideration due upon conversion, deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest on, the Securities for whose payment such amounts have been deposited with the Trustee.

Section 9.03. Reinstatement.

If the Trustee, any Paying Agent or any Conversion Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee, such Paying Agent or such Conversion Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee, such Paying Agent or such Conversion Agent.

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ARTICLE 10

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders.

(a)           The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1)           evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(2)           adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)	securing the Company’s obligations in respect of the Securities;
(4)	adding a guarantor or guarantors of the Securities;

(5)           evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;

(6)           complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

(7)           providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 6);

(8)	increasing the Conversion Rate in accordance with the terms of the Securities;

(9)           curing any ambiguity, omission or inconsistency in this Indenture or correcting or supplementing any defective provision contained in this Indenture; or

(10)        making any change that will not adversely affect the rights of the Holders in any material respect.

Section 10.02. With Consent of Holders.

(a)           The Company and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities). However, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(1)           alter the manner of calculation or rate of accrual of interest, including Contingent Interest, if any, on any Security or change the time of payment of any installment of interest on, or any Additional Interest with respect to, any Security;

(2)          make any of the Securities payable in money or securities other than that stated in the Securities or this Indenture;

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(3)	change the stated maturity of any Security;

(4)           reduce the principal amount, redemption price, Put Right Purchase Price or Fundamental Change Purchase Price payable with respect to any of the Securities;

(5)          make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;

(6)          make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;

(7)          impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security; or

(8)           change the provisions in this Indenture that relate to modifying or amending this Indenture or waiving any past Default.

(b)           Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default of Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, Put Right Purchase Price or Fundamental Change Purchase Price, if any and as applicable, or to deliver consideration upon conversion as required, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c)           Upon the written request of the Company, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03. Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 11.04, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for

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all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the TIA as then in effect.

Section 10.06. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 10.07. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 11.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.02. Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

St. Mary Land & Exploration Company

1776 Lincoln Street, Suite 700

Denver, Colorado 80203

Attention: Chief Financial Officer

Facsimile No.:	(303) 861-0934

or at any other address previously furnished in writing to the Trustee by the Company

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if to the Trustee, to:

Wells Fargo Bank, National Association

Corporate Trust Department

1740 Broadway, C7300-107

Denver, Colorado 80274

Attention: Gretchen L. Middents

Facsimile No.: (303) 863-5645

or at any other address previously furnished in writing to the Holders or the Company or any other obligor on the Securities by the Trustee.

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice with respect to a Global Security shall be given in accordance with applicable rules and procedures of the Depositary.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 11.03. Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

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Section 11.04. Compliance Certificates and Opinions.

(a)           Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officer’s Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)           Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

Section 11.05. Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.05.

(b)           The ownership of Securities shall be proved by the register maintained by the Primary Registrar.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the

69

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Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

(f)           If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(g)           For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 11.06. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.07. Legal Holidays.

In any case where any Interest Payment Date, Put Right Purchase Date, Fundamental Change Purchase Date, Maturity or Final Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Put Right Purchase Date, Fundamental Change Purchase Date, Maturity or Final Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Put Right Purchase Date, Fundamental Change Purchase Date, Maturity or Final Maturity Date, as the case may be, to the next succeeding Business Day.

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Section 11.08. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability.

Section 11.11. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not.

Section 11.12. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 11.13. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14. Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.15. Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 11.16. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Very truly yours,

ST. MARY LAND & EXPLORATION COMPANY

By:	/s/ DAVID W. HONEYFIELD
Name: David W. Honeyfield

Title: Senior Vice President – Chief Financial Officer, Secretary and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ GRETCHEN L. MIDDENTS
Name: Gretchen L. Middents
	Title:	Vice President

Houston 3170417v.7

Exhibit A

[FORM OF FACE OF SECURITY]

THE SECURITIES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND ARE SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT RULES OF TREASURY REGULATION SECTION 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”). THE ISSUE PRICE FOR EACH $1,000 PRINCIPAL AMOUNT OF THE SECURITIES IS $1,000 AND THE ISSUE DATE FOR THE SECURITIES IS APRIL 4, 2007. THE COMPARABLE YIELD FOR THE SECURITIES IS 7.00% PER ANNUM, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR U.S. FEDERAL INCOME TAX PURPOSES). THE COMPANY AGREES, AND BY ACCEPTANCE OF A CERTIFICATED SECURITY OR A BENEFICIAL OWNERSHIP INTEREST IN A GLOBAL SECURITY EACH HOLDER AND EACH BENEFICIAL OWNER OF THE SECURITIES SHALL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT REGULATIONS AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE CASH AND THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT, (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT ON A CONSTANT YIELD BASIS, ACCORDING TO THE “NONCONTINGENT BOND METHOD” SET FORTH IN TREASURY REGULATIONS SECTION 1.1275-4(B), USING THE COMPARABLE YIELD OF 7% PER ANNUM COMPOUNDED SEMI-ANNUALLY AND (3) IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY, TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT DEBT REGULATIONS, WITH RESPECT TO THE SECURITIES. THE PROJECTED PAYMENT SCHEDULE IS ATTACHED AS EXHIBIT B TO THE INDENTURE. INFORMATION REGARDING THE COMPARABLE YIELD OF THE SECURITIES, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITIES AND THE PROJECTED PAYMENT SCHEDULE FOR THE SECURITIES MAY BE OBTAINED BY CONTACTING ST. MARY LAND & EXPLORATION COMPANY AT 1776 LINCOLN STREET, SUITE 700, DENVER, COLORADO 80203, ATTENTION CHIEF FINANCIAL OFFICER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO ST. MARY LAND & EXPLORATION COMPANY (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND

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UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.2

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.2

_________________________

[1]	This paragraph should be included only if the Security is a Global Security
[1]	These paragraphs to be included only if the Security is a Restricted Security.

Houston 3170417v.7

St. Mary Land & Exploration Company

3.50% Senior Convertible Notes due 2027

No. A-1	CUSIP:

St. Mary Land & Exploration Company, a Delaware corporation, promises to pay to ____________________ or registered assigns the principal amount of _______________________ dollars ($ [ ]) [(or such other amount as is reflected on the Schedule of Exchange of Securities attached hereto)] on April 1, 2027.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

[SIGNATURE PAGE FOLLOWS]

_________________________

[1]	Include for Global Security only.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ST. MARY LAND & EXPLORATION COMPANY

By:
Name:
Title:

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the

within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Officer

Dated:	______________________________

Houston 3170417v.7

[FORM OF REVERSE SIDE OF SECURITY]

St. Mary Land & Exploration Company

3.50% Senior Convertible Notes due 2027

1.	Interest

St. Mary Land & Exploration Company, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3.50% per annum. The Company shall pay interest semiannually on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing October 1, 2007. Each payment of interest will include interest accrued from the date on which interest was last paid or, if interest has not been paid, from April 4, 2007, through the day before the relevant Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement, Special Interest accrued or payable on such date as provided for in the Indenture or Contingent Interest accrued or payable on such date as provided for below.

In addition to the interest described above, the Company shall pay contingent interest (“Contingent Interest”) to the Holders during any six-month period (a “Contingent Interest Period”) from April 1 to September 30 and from October 1 to March 31, commencing with the six-month period beginning April 1, 2012, if the average trading price of a Security for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals $1,200 (120% of the principal amount of a Security) or more. Solely for purposes of determining whether the Company is required to pay Contingent Interest in accordance with this Security, the “trading price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If on any Trading Day the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price per $1,000 principal amount of Securities for that Trading Day will be deemed to be the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities.

Upon a determination by the Company that Holders will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall provide notice in the form of an Officer’s Certificate to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Securities and shall issue a press release through a public medium as is customary for such a press release.

The amount of Contingent Interest payable per $1,000 principal amount of Security for any relevant Contingent Interest Period shall equal 0.25% per annum of the average trading price of such Security for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period. Contingent Interest, if any, will accrue and be payable to Holders in the same manner as regular interest, and a Holder’s obligation to pay the Company Contingent Interest in connection with the conversion of a Security will also be the same as regular interest. Regular

Houston 3170417v.7

interest will continue to accrue at the rate of 3.50% per year on the principal amount of the Securities whether or not Contingent Interest is paid.

If this Security is redeemed pursuant to Paragraph 5 of this Security or the Holder elects to require the Company to purchase this Security pursuant to Paragraph 7 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but not including, the applicable Redemption Date or Fundamental Change Purchase Date, will be paid to the Holder in whose name such Security is registered at the close of business on the Regular Record Date immediately preceding the applicable Redemption Date or Fundamental Change Purchase Date.

Interest on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Securities on each Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date except as provided in the Indenture.

No sinking fund is provided for the Securities.

2.	Method of Payment

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 15 or September 15, as the case may be (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent, Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4.	Indenture

This Security is one of a duly authorized issue of Securities of the Company designated as its 3.50% Senior Convertible Notes Due 2027 (the “Securities”), issued under an Indenture dated as of April 4, 2007 (together with any supplemental indentures thereto, the “Indenture”), among the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the TIA of 1939, as amended, as in effect on the date of the Indenture, and defined terms used but not defined herein have the meanings set forth in the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (or up to $287,500,000 if the Initial Purchasers’ overallotment option is exercised).

5.	Redemption at the Option of the Company

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Prior to April 6, 2012, the Securities shall not be redeemable. On or after April 6, 2012, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part, at a Redemption Price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, up to but not including the applicable Redemption Date (the “Redemption Price”); provided that if the Redemption Date falls after the close of business on a Regular Record Date and before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the second Business Day prior to the relevant Redemption Date.

6.	Notice of Redemption

Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

7.	Purchase of Securities at Option of Holder Upon a Fundamental Change

Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, all or any part specified by the Holder of the Securities held by such Holder on a date specified by the Company that is at least 30 but not more than 45 days after the later of the Fundamental Change Effective Date and the date that a Issuer Fundamental Change Notice is delivered, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.	Purchase of Securities at Option of Holder on Specified Dates

On each Put Right Purchase Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash (subject to the right of the Company to satisfy the Put Right Purchase Price with respect to the April 1, 2012 Put Right Purchase Date in shares of Common Stock as specified in the Indenture) all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day immediately preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.	Conversion

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Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. For Securities surrendered for conversion, a Holder will receive shares of Common Stock and/or cash or other consideration as specified in the Indenture.

10.	Denominations, Transfer, Exchange

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11.	Persons Deemed Owners

The Holder of a Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.

13.	Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

14.	Successor Entity

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain bankruptcy matters as specified in the Indenture) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest shall become due and payable immediately.

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If an Event of Default relating to certain bankruptcy matters as specified in the Indenture occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences in circumstances described in the Indenture.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders for a period of 30 days notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

16.	Trustee Dealings With the Company

Wells Fargo Bank, National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.	No Recourse Against Others

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability.

18.	Authentication

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.	Indenture to Control; Governing Law

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In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: St. Mary Land & Exploration Company, 1776 Lincoln Street, Suite 700, Denver, Colorado 80203, Attention: Chief Financial Officer, fax: (303) 861-0934.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date: _____________________________	_____________________________

(Sign exactly as your name appears on the other                                                                                                    side of this Security)

*Signature guaranteed by:

By: ______________________________

_____________

*The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:  (

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

Purchase Price.

If you want any stock certificate made out in another person’s name, fill in the form below:

______________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)

Your Signature:
Date: _____________________________	_____________________________

(Sign exactly as your name appears on the other                                                                         side of this Security)

*Signature guaranteed by:

By: ______________________________

_____________

*The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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FUNDAMENTAL CHANGE PURCHASE NOTICE

To:	St. Mary Land & Exploration Company

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from St. Mary Land & Exploration Company (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price.

Date: _____________________________	________________________________
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

__________________________________

Signature Guaranty

Principal amount to be repurchased (in an

integral multiple of $1,000, if less than all):

______________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

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PUT RIGHT PURCHASE NOTICE

To:	St. Mary Land & Exploration Company

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from St. Mary Land & Exploration Company (the “Company”) as to the occurrence of a Put Right Purchase Date with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price.

[If you want any stock certificate made out in another person’s name, fill in the form below:

______________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)]

Date: _____________________________	________________________________
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

__________________________________
Signature Guaranty

Principal amount to be repurchased (in an

integral multiple of $1,000, if less than all):

______________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

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SCHEDULE OF EXCHANGES OF SECURITIES(1)

The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

_______________

(1)Include in Global Security only.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES

Re:     3.50% Senior Convertible Notes Due 2027 (the “Securities”) of St. Mary Land & Exploration Company

This certificate relates to $______________ principal amount of Securities owned in (check applicable box)

___book-entry or ___definitive form by _____________________________________ (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.13 of the Indenture dated as of April 4, 2007 among St. Mary Land & Exploration Company and Wells Fargo Bank, National Association, as Trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

___	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.
___	Such Security is being acquired for the Transferor’s own account, without transfer.
___	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.
___

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

___

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

___

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

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The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date: _____________________________	_____________________________
(Insert Name of Transferor)
By:
Name:
Title:

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EXHIBIT B

Projected Payment Schedule Per Note (1)

Date	Projected Payment ($ per $1,000)	Date	Projected Payment ($ per $1,000)
4/4/2007		10/1/2017	19.10
10/1/2007	17.21	4/1/2018	19.15
4/1/2008	17.50	10/1/2018	19.20
10/1/2008	17.50	4/1/2019	19.26
4/1/2009	17.50	10/1/2019	19.31
10/1/2009	17.50	4/1/2020	19.37
4/1/2010	17.50	10/1/2020	19.43
10/1/2010	17.50	4/1/2021	19.50
4/1/2011	17.50	10/1/2021	19.56
10/1/2011	17.50	4/1/2022	19.63
4/1/2012	17.50	10/1/2022	19.70
10/1/2012	17.50	4/1/2023	19.77
4/1/2013	17.50	10/1/2023	19.84
10/1/2013	17.50	4/1/2024	19.92
4/1/2014	17.50	10/1/2024	19.99
10/1/2014	17.50	4/1/2025	20.07
4/1/2015	17.50	10/1/2025	20.16
10/1/2015	17.50	4/1/2026	20.24
4/1/2016	17.50	10/1/2026	20.33
10/1/2016	17.50	4/1/2027	2,435.90
4/1/2017	19.05
		Comparable Yield	7.00%

(1)

The Comparable Yield and the Projected Payment Schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b) to the Securities and beneficial interests in the Securities and the Comparable Yield and Projected Payment Schedule do not constitute a projection or representation regarding the actual amount or timing of payments on the Securities or the value at any time of any Common Stock that may be received by a Holder or beneficial owner of a Security upon conversion of a Security or a beneficial interest therein.

Houston 3170417v.7